NPC International, Inc. Reports Second Quarter Results

OVERLAND PARK, KANSAS, (AUGUST 2, 2013) - NPC International, Inc. (the “Company”), today reported results for its second fiscal quarter ended June 25, 2013.

SECOND QUARTER HIGHLIGHTS:

•	Comparable store sales decreased (3.7)% rolling over an increase of +5.1% last year.

•	Adjusted EBITDA (reconciliation attached) of $33.2MM, a decrease of $1.2MM or 3.5% from the prior year.

•	Net income was $8.1MM, or $5.1MM higher than last year.

•	Announced plans to expand into the Wendy’s system.

YEAR-TO-DATE RESULTS:

•	Comparable store sales decreased (2.9)% rolling over an increase of +5.1% last year.

•	Adjusted EBITDA (reconciliation attached) was $71.8MM was $1.3MM or 1.7% below last year.

•	Cash balances increased $42.3MM from the prior year end to $67.8MM.

•	Net income was $21.3MM, or $9.3MM higher than last year.

•	Our leverage ratio was 3.73X Consolidated EBITDA, net of allowable cash balances of $30.0MM (as defined in our Credit Agreement).

NPC’s President and CEO Jim Schwartz said, “Our top line remained soft this quarter as the brand’s promotional activities did not bring adequate value to activate the consumer relative to our competition. Solving for this value gap is the number one priority for the brand to ensure that we are meeting the needs and expectations of our consumers and growing market share.

It is becoming increasingly clear that the economic recovery has so far by-passed the lower income QSR consumer and as a result our consumer remains tethered tightly to compelling value. In addition, the western states appear to be disproportionately benefitting from the underpinning elements that are driving the recovery. Our relative lack of presence in the western states combined with our strong prior year sales growth of 5.1% accentuated our challenge to grow our comparable store sales this quarter.

Despite soft top line performance, our operators delivered EBITDA generally in line with the prior year due largely to strong labor controls. We leveraged our strong cash flow characteristics this quarter and increased our cash balances by over $42 million from fiscal year end to $68 million and maintained covenant leverage at a very comfortable 3.73X. This provides ample financial flexibility for our aggressive acquisition and development objectives.

We continue to focus on delivering our targeted growth by expanding the Delco Lite footprint, opening 15 Delco Lite units during the second quarter for a total of 21 constructed year-to-date. We continued our WingStreet conversion efforts and completed 52 conversions during the quarter, for a total of 67 year-to-date. We believe that we are well in range of delivering our targeted growth for both of these key initiatives in 2013.

We are excited about our entry into the Wendy’s franchise system, which was commenced in July with the acquisition of 37 units in and around the Kansas City metropolitan area. This opportunity complements our core competencies while also providing an attractive growth avenue in one of America’s great, time-tested brands.

Going forward we will work to bolster value at Pizza Hut while continuing to operate with excellent controls and at the same time seamlessly integrate our new Wendy’s acquisition.”

The Company is a wholly-owned subsidiary of NPC Restaurant Holdings, LLC ("Parent"), which has guaranteed the Company's 10.50% Senior Notes due 2020. As a result of its guaranty, Parent is required to file reports with the Securities and Exchange Commission which include consolidated financial statements of Parent and its subsidiaries (including the Company). Parent's only material asset is all of the stock of the Company. The quarterly financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations for Parent and the Company on a consolidated basis are set forth in Parent's Form 10-Q for the fiscal quarter ended June 25, 2013 which can be accessed at www.sec.gov.

CONFERENCE CALL INFORMATION:

The Company’s second quarter earnings conference call will be held Monday, August 5, 2013 at 9:00 am CT (10:00 ET). You can access this call by dialing 866-825-3209. The international number is 617-213-8061. The access code for the call is 31735445.

For those unable to participate live, a replay of the call will be available until August 12, 2013 by dialing 888-286-8010 or by dialing international at 617-801-6888. The access code for the replay is 97741039.

A replay of the call will also be available at the Company’s website at www.npcinternational.com.

NPC International, Inc. is the world’s largest Pizza Hut franchisee and currently operates 1,245 Pizza Hut restaurants and delivery units in 28 states. NPC’s wholly-owned subsidiary, NPC Quality Burgers, Inc. is also a recent franchisee to join the Wendy’s system and currently operates 35 Wendy’s restaurants in 2 states.

For more complete information regarding the Company’s financial position and results of operations, investors are encouraged to review the Parent’s annual financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations, incorporated into the Parent’s Form 10-Q which can be accessed at www.sec.gov.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained in this news release that do not relate to historical or current facts constitute forward-looking statements. These include statements regarding our plans and expectations. Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct. Actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including lower than anticipated consumer discretionary spending; deterioration in general economic conditions; competition in the quick service restaurant market; adverse changes in food, labor and other costs; price inflation or deflation; and other factors. These risks and other risks are described in Parent’s and NPC’s filings with the Securities and Exchange Commission, including Parent's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained by contacting NPC. All forward-looking statements made in this news release are made as of the date hereof. NPC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. Investors are cautioned not to place undue reliance on any forward-looking statements.

NPC INTERNATIONAL, INC.
Consolidated Statements of Income
(Dollars in thousands)
(Unaudited)

	13 Weeks Ended
	June 25, 2013		June 26, 2012

Net product sales (1)	$249,403	100.0%	$251,796	100.0%
Fees and other income (2)	12,555	5.0%	11,765	4.7%
Total sales	261,958	105.0%	263,561	104.7%
Comparable store sales (net product sales only)	(3.7)%		5.1%

Cost of sales (3)	71,793	28.8%	70,917	28.2%
Direct labor (4)	70,449	28.2%	73,257	29.1%
Other restaurant operating expenses (5)	78,809	31.6%	79,208	31.5%
General and administrative expenses (6)	15,097	6.1%	14,827	5.9%
Corporate depreciation and amortization of intangibles	4,480	1.8%	4,391	1.7%
Other	416	0.1%	239	0.1%
Total costs and expenses	241,044	96.6%	242,839	96.5%
Operating income	20,914	8.4%	20,722	8.2%
Other expense:
Interest expense (7)	10,237	4.1%	11,467	4.6%
Loss on debt extinguishment (8)	—	—%	5,144	2.0%
Income before income taxes	10,677	4.3%	4,111	1.6%
Income tax expense	2,589	1.1%	1,122	0.4%

Net income	$8,088	3.2%	$2,989	1.2%

Percentages are shown as a percent of net product sales.

Capital Expenditures	$12,472		$7,544
Cash Rent Expense	$13,301		$13,005

(1)	Net product sales decreased 1.0% due to a 3.7% decline in comparable store sales partially offset by a 3.7% increase in equivalent units.

(2)	Fees and other income increased 6.7% due to higher delivery charge income from customer delivery charge increases and an increase in equivalent delivery units.

(3)	Cost of sales, as a percentage of net product sales, increased primarily due to increased ingredient costs partially offset by favorable product mix changes.

(4)	Direct labor, as a percentage of net product sales, decreased largely due to improved labor productivity despite deleveraging of the fixed labor components.

(5)
Other restaurant operating expenses, as a percentage of net product sales, increased slightly due to higher delivery driver reimbursement expense and higher rent and occupancy costs as a result of sales deleveraging partially offset by increased development incentives, lower restaurant bonuses and lower depreciation.

(6)
General and administrative expenses increased largely due to higher field personnel costs related to an increase in equivalent units and higher credit card transaction fees due to increased rates and increased credit card transactions.

(7)
Interest expense decreased primarily due to lower interest rates resulting from the refinancing of our credit facility in the second and fourth quarters of 2012 and lower average outstanding debt levels.

(8)	Loss on debt extinguishment related to the refinancing of the Term Loan during the second quarter of 2012 to lower prevailing interest rates.

Note: The explanations above are abbreviated disclosures. For complete disclosure see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Parent's Form 10-Q filed with the SEC.

NPC INTERNATIONAL, INC.
Consolidated Statements of Income
(Dollars in thousands)
(Unaudited)

	26 Weeks Ended
	June 25, 2013		June 26, 2012

Net product sales (1)	$514,074	100.0%	$509,615	100.0%
Fees and other income (2)	26,853	5.2%	24,360	4.8%
Total sales	540,927	105.2%	533,975	104.8%
Comparable store sales (net product sales only)	(2.9)%		5.1%

Cost of sales (3)	148,641	28.9%	146,252	28.7%
Direct labor (4)	146,039	28.4%	147,215	28.9%
Other restaurant operating expenses (5)	160,539	31.2%	156,934	30.8%
General and administrative expenses (6)	29,521	5.7%	28,838	5.7%
Corporate depreciation and amortization of intangibles	8,873	1.8%	8,635	1.7%
Other	549	0.1%	503	0.1%
Total costs and expenses	494,162	96.1%	488,377	95.9%
Operating income	46,765	9.1%	45,598	8.9%
Other expense:
Interest expense (7)	20,477	4.0%	24,381	4.8%
Loss on debt extinguishment (8)	—	—%	5,144	0.9%
Income before income taxes	26,288	5.1%	16,073	3.2%
Income tax expense	4,956	1.0%	4,079	0.8%

Net income	$21,332	4.1%	$11,994	2.4%

Percentages are shown as a percent of net product sales.

Capital Expenditures	$22,102		$16,040
Cash Rent Expense	$26,767		$25,856

(1)	Net product sales increased 0.9% due to a 4.6% increase in equivalent units partially offset by a 2.9% decline in comparable store sales.

(2)	Fees and other income increased 10.2% due to higher delivery charge income from customer delivery charge increases and an increase in equivalent delivery units.

(3)	Cost of sales, as a percentage of net product sales, increased primarily due to increased ingredient costs partially offset by favorable product mix changes and cost savings initiatives.

(4)	Direct labor, as a percentage of net product sales, decreased largely due to improved labor productivity despite deleveraging of the fixed labor components.

(5)
Other restaurant operating expenses, as a percentage of net product sales, increased largely due to higher delivery driver reimbursement expense and higher rent and occupancy costs as a result of sales deleveraging partially offset by increased development incentives, lower depreciation and restaurant manager bonuses.

(6)
General and administrative expenses increased largely due to higher field personnel costs related to an increase in equivalent units and higher credit card transaction fees due to increased rates and increased credit card transactions.

(7)
Interest expense decreased primarily due to lower interest rates resulting from the refinancing of our credit facility in the second and fourth quarters of 2012 and lower average outstanding debt levels.

(8)	Loss on debt extinguishment related to the refinancing of the Term Loan during the second quarter of 2012 to lower prevailing interest rates.

Note: The explanations above are abbreviated disclosures. For complete disclosure see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Parent's Form 10-Q filed with the SEC.

NPC INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	June 25, 2013	December 25, 2012
Assets
Current assets:
Cash and cash equivalents	$67,785	$25,493
Other current assets	35,651	43,293
Total current assets	103,436	68,786

Facilities and equipment, net	145,461	143,625
Franchise rights, net	615,262	622,634
Other noncurrent assets	335,065	334,737
Total assets	$1,199,224	$1,169,782
Liabilities and Stockholders' Equity
Current liabilities:
Current liabilities	$107,273	$89,743

Long-term debt, less current portion	557,500	558,125
Other noncurrent liabilities	277,648	286,443
Total liabilities	942,421	934,311
Stockholders' equity	256,803	235,471
Total liabilities and stockholders' equity	$1,199,224	$1,169,782

NPC INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	26 Weeks Ended
	June 25, 2013	June 26, 2012
Operating activities
Net income	$21,332	$11,994
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	26,201	27,199
Amortization of debt issuance costs	1,663	2,002
Deferred income taxes	1,870	3,036
Loss on debt extinguishment	—	5,144
Debt extinguishment costs	—	(1,702)
Other	384	91
Changes in assets and liabilities, excluding acquisitions:
Assets	3,963	1,389
Liabilities	11,379	4,007
Net cash provided by operating activities	66,792	53,160
Investing activities
Capital expenditures	(22,102)	(16,040)
Purchase of the stock of the Company	—	(436,081)
Purchase of business assets, net of cash acquired	—	(19,371)
Proceeds from sale or disposition of assets	540	24
Net cash used in investing activities	(21,562)	(471,468)
Financing activities
Borrowings under revolving credit facility	—	14,900
Payments under revolving credit facility	—	(14,900)
Proceeds from equity contribution, net of costs of $18,735	—	216,635
Retirement of predecessor entity debt	—	(372,700)
Issuance of debt	—	565,000
Debt issuance costs	(91)	(31,905)
Interest rate derivative	—	(636)
Contingent consideration paid to sellers	(2,847)	—
Net cash provided by (used in) financing activities	(2,938)	376,394
Net change in cash and cash equivalents	42,292	(41,914)
Beginning cash and cash equivalents	25,493	78,394
Ending cash and cash equivalents	$67,785	$36,480

NPC INTERNATIONAL, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	June 25, 2013	June 26, 2012	June 25, 2013	June 26, 2012
Adjusted EBITDA:
Net income	$8,088	$2,989	$21,332	$11,994
Adjustments:
Interest expense	10,237	11,467	20,477	24,381
Income tax expense	2,589	1,122	4,956	4,079
Depreciation and amortization	13,251	13,887	26,201	27,199
Loss on debt extinguishment	—	5,144	—	5,144
Transaction costs	146	195	182	478
Net facility impairment charges	265	55	350	55
Development incentives	(1,720)	(800)	(2,350)	(1,040)
Pre-opening expenses and other	361	349	617	748
Adjusted EBITDA(1)	$33,217	$34,408	$71,765	$73,038
Adjusted EBITDA Margin(2)	13.3%	13.7%	14.0%	14.3%

Free Cash Flow:
Net cash provided by operating activities	$29,994	$28,940	$66,792	$53,160
Adjustments:
Predecessor transaction expenses	—	16	—	16,086
Capital expenditures	(12,472)	(7,544)	(22,102)	(16,040)
Free Cash Flow (3)	$17,522	$21,412	$44,690	$53,206

Unit Count Activity

	26 Weeks Ended
	June 25, 2013	June 26, 2012

Beginning of period	1,227	1,151
Acquired	1	36
Developed	21	12
Closed	(4)	(2)
End of period	1,245	1,197

Equivalent units (4)	1,231	1,177

(1) The Company defines Adjusted EBITDA as consolidated net income plus interest, income taxes, depreciation and amortization, facility impairment charges, pre-opening expenses and certain other items that are non-operational in nature. The Company incurred substantial interest expense, depreciation and amortization related to the acquisition of the Company by an entity controlled by Olympus Growth Fund V, L.P. and certain of its affiliates on the first day of fiscal 2012. Management believes the elimination of these items, as well as income taxes and certain other items of a non-operational nature, as noted in the table above, give investors and management useful information to compare the performance of our core operations over different periods and to compare our operating performance with the performance of other companies that have different financing and capital structures or tax rates. Adjusted EBITDA is not a measure of financial performance under GAAP. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation from, or as a substitute for analysis of, the Company’s financial information reported under GAAP. Adjusted EBITDA, as defined above, may not be similar to EBITDA measures of other companies.
(2) Calculated as a percentage of net product sales.
(3) The Company defines Adjusted Free Cash Flow as cash flows from operations plus non-recurring predecessor transaction expenses paid from proceeds from the sale of the Company less capital expenditures. Management believes that the free cash flow measure is important to investors to provide a measure of how much cash flow is available, after current changes in working capital and acquisition of property and equipment, to be used for working capital needs or for strategic opportunities, including servicing debt, making acquisitions, and making investments in the business. It should not be inferred that the entire Adjusted Free Cash Flow amount is available for discretionary expenditures.
(4) Equivalent units represent the number of units open at the beginning of a given period, adjusted for units opened, closed, acquired or sold during the period on a weighted average basis.

Contact: Troy D. Cook, Executive Vice President-Finance & Chief Financial Officer
913-327-3109
7300 W 129th St
Overland Park, KS 66213